Exhibit 1.1

BYE-LAWS OF CREDICORP LTD.

ARTICLE I

Title, Duration and Domicile

1.1       CREDICORP LTD. (the "Company") is a limited liability company organized under the laws of Bermuda.

1.2       The life of the Company is indefinite, and, subject to the provisions of the Companies Act 1981 of Bermuda (the "Act"), as amended from time to time, may be wound up.

1.3       The Company’s registered office shall be in Bermuda and it may establish branches, agencies and offices of representation anywhere outside Bermuda.

ARTICLE II

Share Capital and Shares

2.1       The capital of the Company shall be divided into Common Shares, with a par value of US$5.00 per share.

2.2       Subject to any resolution of the Members to the contrary and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, the share capital of the Company shall be divided into shares of a single class the holders of which shall, subject to the provisions of these Bye-laws:-

(a) be entitled to one vote per share;

(b) be entitled to such dividends as the Board may from time to time declare;

(c) in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganization or otherwise or upon any distribution of capital, be entitled to the surplus assets of the Company; and

(d) generally, be entitled to enjoy all of the rights attaching to shares.

2.3.1    The Company may from time to time by resolution of the Members passed by a majority of the votes cast in accordance with the provisions of these Bye-laws change the currency denomination of, increase, alter or reduce its share capital in accordance with the provisions of sections 45 and 46 of the Act. Where, on any alteration of share capital, fractions of shares or some other difficulty would arise, the Board may deal with or resolve the same in such manner as it thinks fit.

2.3.2    The Company may from time to time purchase its own shares in accordance with the provisions of Section 42A of the Act.

2.4       The Company may from time to time do any one or more of the following things:

(a) accept from any Member the whole or a part of the amount remaining unpaid on any shares held by him, although no part of that amount has been called up; and

(b) pay dividends in proportion to the amount paid up on each share where a larger amount is paid up on some shares than on others.

2.5       If any Member fails to pay, on the day appointed for payment thereof, any call in respect of any share allotted to or held by such Member, the Board may, at any time thereafter during such time as the call remains unpaid, direct the Secretary to forward to such Member a notice in the form, or as near thereto as circumstances admit, of Form "B" in the Schedule hereto.

2.6       An instrument of transfer shall be in such common form as the Board may accept. Such instrument of transfer shall be signed by or on behalf of the transferor and transferee provided that, in the case of a fully paid share, the Board may accept the instrument signed by or on behalf of the transferor alone. The transferor shall be deemed to remain the holder of such share until the same has been transferred to the transferee in the Register of Members.

Notwithstanding anything to the contrary in these Bye-laws, shares that are listed or quoted on an appointed stock exchange designated for the purposes of the Act in respect of which the shares of the Company are listed or quoted and where such appointed stock exchange deems such listing or quotation to be the primary listing or quotation of the shares of the Company as may be permitted by the Bermuda Monetary Authority may be transferred in accordance with the rules and regulations of such exchange.

2.7       The Board may at any time and from time to time, pass a resolution to the effect that it is desirable to capitalize all or any part of any amount for the time being standing to the credit of any reserve or fund (including the profit and loss account) whether or not the same is available for distribution and accordingly that such amount be set free for distribution among the Members or any class of Members who would be entitled thereto if it were distributed by way of dividend and in the same proportions, on the footing that the same is not paid in cash but is applied either in or towards paying up the amounts for the time being unpaid on any shares in the Company held by such Members respectively or in paying up in full unissued shares, debentures or other obligations of the Company, to be allotted and distributed credited as fully paid up among such Members, or partly in one way and partly in the other, and the Board shall give effect to such resolution provided that, for the purpose of this Bye-law and subject to section 40(2A) of the Act, a share premium account and any reserve or fund representing unrealized profits, may be applied only in paying up in full unissued shares of the Company to be allotted to such Members credited as fully paid. In carrying sums to reserve and in applying the same the Board shall comply with the provisions of the Act.

ARTICLE III

General Meetings

3.1       An annual general meeting will be held each year to consider and adopt resolutions, to receive the report of the auditors and the financial statements for the year ended December 31, to elect directors, to consider fees payable to directors and to appoint auditors and to consider other matters properly brought before the meeting.

3.2       Special general meetings will be held to consider matters not considered at the annual general meeting.

3.3.1    Annual and special general meetings may take place in Bermuda or in any other location outside Bermuda as determined by the Chairman or, if there is no Chairman, by the Deputy Chairman. Notices of any general meetings shall designate the location and address where the meetings shall take place.

3.3.2    Notwithstanding any other provision of these Bye-laws, the Directors may fix any date as the record date for:

a)  determining the Members entitled to receive any dividend, distribution, allotment or issue and such record date may be on, or at any time not be more than 30 days before, any date on which such dividend, distribution, allotment or issue is declared, paid or made; and

b)  determining the Members entitled to receive notice of and to vote at any general meeting of the Company.

3.4.1    A Member entitled to attend a general meeting may appoint another person as his proxy to attend such meeting and vote his shares. A proxy need not be a Member of the Company.

3.4.2.   The instrument appointing a proxy shall be in writing signed by the Member appointing such proxy, or by his attorney duly authorized in writing or, if the Member making such appointment is a corporation, either under its seal or signed by an officer, attorney or other person authorized to sign for the corporation. Facsimile and electronic communication (being a communication sent, transmitted, conveyed and received by wire, by radio, by optical means or by other electron magnetic means in any form through any medium, may) be accepted.

3.5       At any general meeting of the Company two persons present in person and representing in person or by proxy in excess of 50% of the total issued voting shares in the Company throughout the meeting shall form a quorum for the transaction of business. If within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time or place as the Board may determine, at which meeting the persons attending representing in person or by proxy voting shares in the Company shall form a quorum for the transaction of business.

3.6       Subject to the provisions of the Act and these Bye-laws, any question proposed for the consideration of the Members at any general meeting shall be decided by the affirmative votes of a majority of the votes cast in accordance with the provisions of these Bye-laws and in the case of an equality of votes the resolution shall fail.

3.7       Unless otherwise agreed by a majority of those attending and entitled to attend and vote thereat, the Chairman, if there be one, shall act as chairman at all meetings of the Members at which such person is present. In his absence the Deputy Chairman, if present, shall act as chairman and in the absence of both of them a chairman shall be appointed or elected by those present at the meeting and entitled to vote.

3.8       At least fourteen days’ notice of an annual general meeting shall be given to each Member stating the date, place and time at which the meeting is to be held, that the election of Directors will take place thereat, and as far as practicable, the other business to be conducted at the meeting.

3.9       At least ten days’ notice of a special general meeting shall be given to each Member stating the date, time, place and the general nature of the business to be considered at the meeting.

ARTICLE IV

Board of Directors

4.1       The business of the Company shall be managed and conducted by the Board. The meetings of the Board and of any committee appointed by the Board shall be held in Bermuda or such other place as the Chairman, or if there is no Chairman, the Deputy Chairman, may from time to time determine.

4.2.1    In managing the business of the Company, the Board may exercise all such powers of the Company as are not, by statute or by these Bye laws, required to be exercised by the Company in general meeting subject, nevertheless, to these Bye laws, the provisions of any statute and to such regulations as may be prescribed by the Company in general meeting.

4.2.2    No regulation or alteration to these Bye laws made by the Company in general meeting shall invalidate any prior act of the Board which would have been valid if that regulation or alteration had not been made.

4.2.3    The Board may procure that the Company pays all expenses incurred in promoting and incorporating the Company.

4.3       The Board may from time to time appoint one or more Directors to the office of managing director or chief executive officer of the Company who shall, subject to the control of the Board, supervise and administer all of the general business and affairs of the Company.

4.4       The Board may appoint a person to act as manager of the Company’s day to day business who, in the absence of the managing director or chief executive officer as provided in Bye-law 4.3, will act as the chief executive officer, and may entrust to and confer upon such manager such powers and duties as it deems appropriate for the transaction or conduct of such business.

4.5       The Board may from time to time and at any time authorize any company, firm, person or body of persons to act on behalf of the Company for any specific purpose and in connection therewith to execute any agreement, document or instrument on behalf of the Company.

4.6       The Board may from time to time and at any time by power of attorney appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Board, to be an attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board) and for such period and subject to such conditions as it may think fit and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit and may also authorize any such attorney to sub delegate all or any of the powers, authorities and discretions so vested in the attorney. Such attorney may, if so authorized under the seal of the Company, execute any deed or instrument under such attorney’s personal seal with the same effect as the affixation of the seal of the Company.

4.7       The Board may delegate any of its powers to a committee appointed by the Board and every such committee shall conform to such directions as the Board shall impose on them.

4.8       The Board may appoint, suspend or remove any manager, secretary, clerk, agent or employee of the Company and may fix their remuneration and determine their duties.

4.9       The Board may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital, or any part thereof, and may issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or any third party.

4.10.1   The Board may exercise all the powers of the Company to purchase all or any part of its own shares pursuant to Section 42A of the Act.

4.10.2  The Board may exercise all the powers of the Company to discontinue the Company to a named country or jurisdiction outside Bermuda pursuant to Section 132G of the Act.

4.11     The Board shall consist of nine Directors. Each Director shall hold office for a period (“Election Period”) commencing the annual general meeting the Director was elected and ending the annual general meeting in the third successive year of the year of his election or until his successor is elected or appointed subject to his office being vacated pursuant to Bye-Law 4.14. At any general meeting, the Members may authorize the Board to fill for the remainder of the Election Period any vacancy in their numbers left unfilled at the general meeting. The Members in general meeting or the Board shall have the power to appoint any person as a Director to fill a vacancy on the Board for the remainder of the Election Period occurring as a result of the death, disability, disqualification or resignation of any Director.

4.12     All acts done bona fide by any meeting of the Board or by a committee of the Board or by any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

4.13     The Board may act notwithstanding any vacancy in its number but, if and so long as its number is reduced below the number fixed by these Bye laws as the quorum necessary for the transaction of business at meetings of the Board, the continuing Directors or Director may act for the purpose of (i) summoning a general meeting of the Company or (ii) preserving the assets of the Company.

4.14     The office of Director shall be vacated if the Director:

(a) is removed from office pursuant to these Bye laws or is prohibited from being a Director by law;

(b) is or becomes bankrupt or makes any arrangement or composition with his creditors generally;

(c) is or becomes of unsound mind or dies;

(d) resigns his or her office by notice in writing to the Company.

4.15     The Chairman of the Company or a majority of the Directors may at any time summon a meeting of the Board. Notice of a Board meeting shall be deemed to be duly given to a Director if it is given to such Director verbally (including in person or by telephone) or otherwise communicated or sent to such Director by post, electronic means or other mode of representing words in a visible form at such Director’s last known address or in accordance with any other instructions given by such Director to the Company for this purpose. Directors may participate in any meeting by such telephonic, electronic or other communication facilities or means as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

4.16.1  The quorum necessary for the transaction of business at a meeting of the Board shall be a majority of the Directors of the Company.

4.16.2  Unless otherwise agreed by a majority of those attending and entitled to attend and vote thereat, the Chairman shall act as chairman at all meetings of the Board at which such person is present. In his absence the Deputy Chairman, if present, shall act as chairman and in the absence of both of them a chairman shall be appointed or elected by those present at the meeting and entitled to vote.

4.17     A resolution in writing signed by all the Directors which may be in counterparts, shall be as valid as if it had been passed at a meeting of the Board duly called and constituted, such resolution to be effective on the date on which the last Director signs the resolution.

4.18.1  Any Director, or any Director’s firm, partner or any company with whom any Director is associated, may act in a professional capacity for the Company and such Director or such Director’s firm, partner or such company shall be entitled to remuneration for professional services as if such Director were not a Director, provided that nothing herein contained shall authorize a Director or Director’s firm, partner or such company to act as Auditor of the Company.

4.18.2  A Director may not vote in respect of any contract or proposed contract or arrangement in which such Director is interested or with which such Director has a conflict of interest.

4.19     The remuneration, (if any) of the Directors shall be determined by the Company in general meeting and shall be deemed to accrue from day to day. The Directors may also be paid all travel, hotel and other expenses properly incurred by them in attending and returning from meetings of the Board, any committee appointed by the Board, general meetings of the Company, or in connection with the business of the Company or their duties as Directors generally.

4.20     The Officers of the Company shall consist of a Chairman, a Deputy Chairman, a Secretary and such additional Officers as the Board may from time to time determine all of whom shall be deemed to be Officers for the purposes of these Bye laws.

4.21     The Officers shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them by the Board from time to time.

4.22     The Board shall cause minutes to be duly entered in books provided for the purpose:

(a) of all elections and appointments of Officers;

(b) of the names of the Directors present at each meeting of the Board and of any committee appointed by the Board; and

(c) of all resolutions and proceedings of general meetings of the Members, meetings of the Board, meetings of managers and meetings of committees appointed by the Board.

4.23     Notwithstanding the provisions of numbers 3.5 and 3.6 to amend numbers 4.11 and this number 4.23, it shall be necessary the affirmative votes of at least two thirds of the total issued voting shares of the Company

ARTICLE V

Accounts and Financial Statements

5.1       The Board shall cause to be kept proper records of account with respect to all transactions of the Company and in particular with respect to:

(a) all sums of money received and expended by the Company and the matters in respect of which the receipt and expenditure relates;

(b) all sales and purchases of goods by the Company; and

(c) the assets and liabilities of the Company.

Such records of account shall be kept at the registered office of the Company or, subject to Section 83 (2) of the Act, at such other place as the Board thinks fit and shall be available for inspection by the Directors during normal business hours.

5.2       Subject to any rights to waive laying of accounts pursuant to Section 88 of the Act, financial statements as required by the Act shall be laid before the Members in general meeting.

5.3       Subject to any rights to waive laying of accounts or appointment of an Auditor pursuant to Section 88 of the Act, the accounts of the Company shall be audited at least once in every year.

5.4       The Board may, subject to these Bye-laws and in accordance with Section 54 of the Act, declare a dividend to be paid to the Members, in proportion to the number of shares held by them, and such dividend may be paid in cash or wholly or partly in specie in which case the Board may fix the value for distribution in specie of any assets.

5.5.1.   The Board may declare and make such other distributions (in cash or in specie) to the Members as may be lawfully made out of the assets of the Company.

5.5.2.   The Board may from time to time before declaring a dividend set aside, out of the surplus or profits of the Company, such sum as it thinks proper as a reserve fund to be used to meet contingencies or for equalizing dividends or for any other special purpose.

5.6       Unclaimed dividends shall not earn interest. Dividends unclaimed three years after they were declared shall revert to the Company, and no Member shall have any rights to such dividends.

ARTICLE VI

General Provisions

6.1       The Directors, Secretary and other Officers for the time being of the Company and the liquidator or trustees (if any) for the time being acting in relation to any of the affairs of the Company and every one of them, and their heirs, executors and administrators, shall be indemnified and secured harmless out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, PROVIDED THAT this indemnity shall not extend to any matter in respect of any willful negligence, willful default, fraud or dishonesty which may attach to any of said persons.

6.2       Each Member agrees to waive any claim or right of action such Member might have, whether individually or by or in the right of the Company, against any Director or Officer on account of any action taken by such Director or Officer, or the failure of such Director or Officer to take any action in the performance of his duties with or for the Company, PROVIDED THAT such waiver shall not extend to any matter in respect of any willful negligence, willful default, fraud or dishonesty which may attach to such Director or Officer.

6.3       In the case of the death of a Member, the survivor or survivors where the deceased Member was a joint holder, and the legal personal representatives of the deceased Member where the deceased Member was a sole holder, shall be the only persons recognized by the Company as having any title to the deceased Member’s interest in the shares. Nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by such deceased Member with other persons. Subject to the provisions of Section 52 of the Act, for the purpose of this Bye law, legal personal representative means the executor or administrator of a deceased Member or such other person as the Board may in its absolute discretion decide as being properly authorized to deal with the shares of a deceased Member.

6.4       Any person becoming entitled to a share in consequence of the death or bankruptcy of any Member may be registered as a Member upon such evidence as the Board may deem sufficient or may elect to nominate some person to be registered as a transferee of such share, and in such case the person becoming entitled shall execute in favor of such nominee an instrument of transfer. On the presentation thereof to the Board, accompanied by such evidence as the Board may require to prove the title of the transferor, the transferee shall be registered as a Member but the Board shall, in either case, have the same right to decline or suspend registration as it would have had in the case of a transfer of the share by that Member before such Member’s death or bankruptcy, as the case may be.

6.5       Any resolution of the Members to voluntarily wind-up and terminate the Company shall require a resolution passed by a majority of the votes cast in accordance with the provisions of these Bye-laws.

6.6       No Bye-law shall be rescinded, altered or amended and no new Bye-law shall be made until the same has been approved by a resolution of the Board and by a resolution of the Members passed by a majority of the votes cast in accordance with the provisions of these Bye-laws.

6.7.      Any dispute arising out of or in connection with these Bye-laws, including any question regarding their existence, validity or termination, shall be referred to and finally resolved by arbitration under the Rules of the London Court of International Arbitration, which rules are deemed to be incorporated by reference into this Bye-law. The place of arbitration shall be Bermuda. The language of arbitration shall be English. The governing law of these Bye-laws shall be the substantive law of Bermuda. The tribunal shall consist of three arbitrators.